QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GFI GROUP INC.

        GFI Group Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

          1.  The name of the Corporation is GFI Group Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 7, 2001.

          2.  The effective date (the "Effective Date") of this Second Amended and Restated Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.

          3.  This Second Amended and Restated Certificate of Incorporation has been duly proposed by resolutions, adopted and declared advisable unanimously by the Board of Directors of the Corporation, duly adopted by written consent of the stockholders of the Corporation, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 141, 228, 242 and 245 of the DGCL.

          4.  On the Effective Date, the following reclassification (the "Reclassification") of the authorized and outstanding capital stock of the Corporation shall occur without any action by the holder of any shares thereof:

            (i)  each share of the Corporation's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding immediately prior to the Effective Date shall be reclassified into one validly issued, fully paid, and non-assessable share of Common Stock, par value $.01 per share (the "Common Stock");

            (ii)  each share of the Corporation's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), issued and outstanding immediately prior to the Effective Date shall be reclassified into one validly issued, fully paid, and non-assessable share of Common Stock;

            (iii)  each share of the Corporation's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Date shall be reclassified as and changed into such number of validly issued, fully paid, and non-assessable shares of Common Stock as provided pursuant to the Certificate of Designation, Preferences and Rights of Series A Preferred Stock;

            (iv)  each share of the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), issued and outstanding immediately prior to the Effective Date shall be reclassified as and changed into such number of validly issued, fully paid, and non-assessable shares of Common Stock as provided pursuant to the Certificate of Designation, Preferences and Rights of Series B Preferred Stock; and

            (v)  each share of the Corporation's Series C Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), issued and outstanding immediately prior to the Effective Date shall be reclassified as and changed into such number of validly issued, fully paid, and non-assessable shares of Common Stock as provided pursuant to the Certificate of Designation, Preferences and Rights of Series C Preferred Stock.

          6.  The text of the Corporation's Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

        FIRST: The name of the corporation is GFI Group Inc. (the "Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock and five million (5,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

          (a)  Preferred Stock.

        The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, the following:

            (i)  the designation of and the number of shares constituting such series, which number the Board of Directors may thereafter (except as otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares of such series then outstanding);

            (ii)  the dividend rate for the payment of dividends on such series, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of or any other series of capital stock, the conditions and dates upon which such dividends, if any, shall be payable, and whether such dividends, if any, shall be cumulative or non-cumulative;

            (iii)  whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (iv)  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

            (v)  whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of, any other series of any class or classes of capital stock of, or any other security of, the Corporation or any other corporation, and, if provision be made for any such conversion or exchange, the times, prices, rates, adjustments and any other terms and conditions of such conversion or exchange;

            (vi)  the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

            (vii)  the restrictions, if any, on the issue or reissue of shares of the same series or of any other class or series;

            (viii)  the amounts payable on and the preferences, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

            (ix)  any other relative rights, preferences and limitations of that series.

          (b)  Common Stock.

        The Common Stock shall be subject to the express terms of any series of Preferred Stock set forth in the Preferred Stock Designation relating thereto. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

        FIFTH: (a) In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

            (i)  to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and

            (ii)  from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Second Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

          (b)  The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

          (c)  Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two- thirds percent (66 2/3%) of the votes cast in such vote, provided that such affirmative vote represents at least a majority of the Voting Stock (as defined below), either present or represented by proxy, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with (i) Articles FOURTH, FIFTH, EIGHTH, NINTH, TENTH or ELEVENTH hereof or (ii) Section 2.2, 2.4, 2.5, 2.7 or 2.10 of Article II, Section 3.2, 3.3, 3.5, 3.7 or 3.10 of Article III, Section 4.3 of Article IV, Article V or Article X of the Bylaws of the Corporation. "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        SIXTH: (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

          (b)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, a special meeting of the holders of capital stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (the "Whole Board").

          (c)  Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two- thirds percent (66 2/3%) of the votes cast in such vote, provided that such affirmative vote represents at least a majority of the Voting Stock, either present or represented by proxy, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SIXTH.

        SEVENTH: (a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than five (5) nor more than nine (9) members, the exact number of which shall be fixed from time to time by the affirmative vote of a majority of the Whole Board.

          (b)  Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          (c)  The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation, shall be divided into three classes and designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of such number of members as would constitute one-third of the Whole Board. The initial division of the members of the Board of Directors into classes shall be made by the affirmative vote of a majority of the Whole Board. Class I directors shall initially be elected for a term expiring at the 2005 annual meeting of stockholders, Class II directors shall initially be elected for a term expiring at the 2006 annual meeting of stockholders, and Class III directors shall initially be elected for a term expiring at the 2007 annual meeting of stockholders. Members of each class shall hold office until their resignation, removal or until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their resignation, removal or until their successors are elected and qualified.

          (d)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two- thirds percent (66 2/3%) of the votes cast in such vote, provided that such affirmative vote represents at least a majority of the Voting Stock, either present or represented by proxy, voting together as a single class.

          (e)  Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

          (f)  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Second Amended and Restated Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the

  Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

          (g)  Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two- thirds percent (66 2/3%) of the votes cast in such vote, provided that such affirmative vote represents at least a majority of the Voting Stock, either present or represented by proxy, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article SEVENTH.

        EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article EIGHTH shall adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

        NINTH: (a) Any Fundamental Transaction (as defined below) entered into by the Corporation or any of its Subsidiaries (as defined below) with any other corporation, limited liability company, partnership, trust or other entity or any person shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast in such vote, provided that such affirmative vote represents at least a majority of the Voting Stock, either present or represented by proxy, voting together as a single class. For the purposes of this Second Amended and Restated Certificate of Incorporation, "Fundamental Transaction" shall mean (1) (A) any merger, consolidation or share exchange with or into any corporation, limited liability company, partnership, trust or other entity or any person, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the property or assets of the Corporation, including stock or assets of any of its Subsidiaries, in a single transaction or series of related transactions, (C) any filing of a voluntary or consent to filing of an involuntary petition for relief under title 11 of the United States Code or any successor statute or under any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law with respect to the Corporation of any of its material subsidiaries or (D) any dissolution or liquidation of the Corporation or revocation thereof; provided that, in each such case, the DGCL or the rules of any applicable national securities exchange or inter-dealer quotation system on which the Corporation's securities are listed or quoted, as applicable, requires that such transaction, or series of related transactions, be approved or authorized by a vote of holders of the Corporation's Common Stock. For the purposes of this Second Amended and Restated Certificate of Incorporation, "Subsidiary" shall mean a domestic or foreign corporation, limited liability company, partnership, trust or other entity that has a majority of its outstanding voting securities or voting interests owned, directly or indirectly, by the Corporation.

        TENTH: The Corporation hereby expressly elects not to be governed by or subject to the provisions of Section 203 of the DGCL.

        ELEVENTH: Except as may be expressly provided in this Second Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH, provided, however, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of law.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Executive Vice President, Corporate Development and attested by its Secretary and General Counsel this 31st day of January, 2005.

GFI GROUP INC.
By:

				Name:	J. Christopher Giancarlo
				Title:	Executive Vice President, Corporate Development
ATTEST
By:

	Name:	Scott Pintoff
	Title:	Secretary and General Counsel

QuickLinks

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF GFI GROUP INC.